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                                                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 as amended (File No. 333-33050) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653,
333-57887, 333-07283, 333-17073, 333-50323, 333-65449, 333-71249, 333-82549)
of Micron Technology, Inc. and subsidiaries of our report dated October 4, 2000, except the Debt Note which is as of October 10, 2000, and except the Subsequent Event Note, which is as of October 17, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP


Boise, Idaho
October 17, 2000